Exhibit 2.13

                                            AMENDMENT AND CONFIRMATION
                                                         OF
                                                SUBSIDIARY GUARANTY,
                                             SUBSIDIARY PLEDGE AGREEMENT
                                                         AND
                                            SUBSIDIARY SECURITY AGREEMENT


                  This AMENDMENT AND CONFIRMATION OF SUBSIDIARY GUARANTY, SUBSIDIARY PLEDGE AGREEMENT AND SUBSIDIARY SECURITY AGREEMENT (this "Amendment and Confirmation") is dated as of December 20, 1996 and is made by THE UNDERSIGNED (each a "Subsidiary Guarantor"), in favor of NATIONSBANK OF TEXAS, N.A., as agent for and representative of (in such capacity herein called "Secured Party") the financial institutions ("Lenders") party to the Amended and Restated Credit Agreement referred to below.

                                                      RECITALS

                  WHEREAS, Regency Health Services, Inc., a Delaware corporation and parent of the Subsidiary Guarantors (the "Company"), Secured Party and certain of the Lenders have entered into a Credit Agreement dated as of December 28, 1995 (said Credit Agreement, as amended by the First Amendment and Waiver to Credit Agreement dated as of April 22, 1996, and the Second Amendment to Credit Agreement and Approval dated as of June 20, 1996, the "Existing Credit Agreement");

                  WHEREAS, in connection with the Existing Credit Agreement, the Subsidiary Guarantors (other than the New Subsidiaries) executed and delivered in favor of Secured Party (i) that certain Subsidiary Guaranty dated as of December 25, 1995 (as amended, the "Subsidiary Guaranty"), (ii) that certain Subsidiary Pledge Agreement dated as of December 25, 1995 (as amended, the "Subsidiary Pledge Agreement") and (iii) that certain Subsidiary Security Agreement dated as of December 25, 1995 (as amended, the "Subsidiary Security Agreement"; and, together with the Subsidiary Guaranty and Subsidiary Pledge Agreement, the "Subsidiary Guaranty and Collateral Documents");

                  WHEREAS, Company, Secured Party and Lenders will enter into that certain Amended and Restated Credit Agreement dated as of the date hereof which increases the Commitments from $50,000,000 to $100,000,000 and amends and restates the Existing Credit Agreement in its entirety (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Amended and Restated Credit Agreement");

                  WHEREAS, Subsidiary Guarantors and Secured Party desire to enter into this Amendment and Confirmation in order to, among other things, amend the Subsidiary Guaranty and Collateral Documents, add the New Subsidiaries as parties to the Subsidiary Guaranty and Collateral Documents and confirm the continuation of Subsidiary Guarantors' obligations under the Subsidiary Guaranty and Subsidiary Documents in respect of the Obligations (including, without limitation, Obligations in respect of the increased Commitments) under the Amended and Restated Credit Agreement;

                  WHEREAS, it is a condition precedent to the initial extensions of credit by Lenders under the Amended and Restated Credit Agreement that Subsidiary Guarantors shall have executed and delivered this Agreement.

                  NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and issue Letters of Credit under the Amended and Restated Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Subsidiary Guarantors hereby agree with Secured Party as follows:

                  SECTION 1. Definitions. Unless otherwise indicated or the context clearly requires otherwise, capitalized terms used in this Amendment and Confirmation without definition shall have the respective meanings given thereto in the Amended and Restated Credit Agreement.

                  SECTION 2. Amendments to Subsidiary Guaranty and Subsidiary Collateral Documents.

                  2.1.     Subsidiary Guaranty.

                  A. Recitals. Paragraphs A and B of the Recitals of the Subsidiary Guaranty are hereby amended by deleting such paragraphs in their entirety and substituting therefor the following:

                                    "A. Regency Health Service, Inc., a Delaware
                  corporation ("Company"), has entered into that certain Credit Agreement dated as of December 28, 1995 with Guarantied Party, NationsBanc Capital Markets, Inc., as Arranger, and Lenders, as amended by the First Amendment and Waiver to Credit Agreement dated as of April 22, 1996, and the Second Amendment to Credit Agreement and Approval dated as of June 20, 1996, as amended and restated in full by the Amended and Restated Credit Agreement dated as of December 20,1996 (said Credit Agreement as so amended and restated and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

                                    B.  Company may from time to time enter,  or
                  may from time to time have entered, into one or more Hedge Agreements (collectively, the "Lender Interest Rate Agreements") with or one or more Lenders (in such capacity, collectively, "Interest Rate Exchangers") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof (all such obligations being the "Interest Rate Obligations"), together with all obligations of Company under the Credit Agreement and the other Loan Documents, be guarantied hereunder."

                  B. Additional Guarantors. By execution hereof, the New Subsidiaries each hereby becomes a party to and a "Guarantor" under the Subsidiary Guaranty, as amended by this Amendment and Confirmation and shall be bound by the terms and provisions thereof.

                  2.2.      Subsidiary Pledge Agreement.

                  A. Preliminary Statements. Paragraphs B, C and D of the Preliminary Statements of the
Subsidiary Pledge Agreement are hereby amended by deleting such paragraphs in their entirety and substituting therefor the following:

                           "B. Secured Party, NationsBanc Capital Markets, Inc., as Arranger, and Lenders have entered into a Credit Agreement dated as of December 28, 1995, as amended by the First Amendment and Waiver to Credit Agreement dated as of April 22, 1996, and the Second Amendment to Credit Agreement and Approval dated as of June 20, 1996, as amended and restated in full by the Amended and Restated Credit Agreement dated as of December 20, 1996 (said Credit Agreement, as so amended and restated and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Regency Health Services, Inc., a Delaware corporation ("Company") pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

                           C. Company may from time to time enter, or may from time to time have entered, into one or more Hedge Agreements (collectively, the "Lender Interest Rate Agreements") with one or more Lenders (in such capacity, collectively, "Interest Rate Exchangers").

                           D. Pledgors have executed and delivered that certain Subsidiary Guaranty dated as of December 28, 1995, as amended by the Amendment and Confirmation of Subsidiary Guaranty, Subsidiary Pledge Agreement and Subsidiary Security Agreement dated as of December 20, 1996 (said Subsidiary Guaranty as so amended and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Guaranty") in favor of Secured Party for the benefit of Lenders and any Interest Rate Exchangers, pursuant to which Pledgors have guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and all obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof."

                           B.       Additional Pledgors and Pledged Collateral.
By execution hereof, each of the
New Subsidiaries hereby becomes party to and a "Pledgor" under the Subsidiary Pledge Agreement and shall be bound by the terms and provisions thereof.

                  2.3. Subsidiary Security Agreement.

                  A. Preliminary Statements. Paragraphs A, B and C of the Preliminary Statements of the
Subsidiary Security Agreement are hereby amended by deleting such paragraphs in their entirety and substituting therefor the following:

                           "A. Secured Party, NationsBanc Capital Markets, Inc., as Arranger, and Lenders have entered into a Credit Agreement dated as of December 28, 1995, as amended by the First Amendment and Waiver to Credit Agreement dated as of April 22, 1996, and the Second Amendment to Credit Agreement and Approval dated as of June 20, 1996, and as amended and restated in full by the Amended and Restated Credit Agreement dated as of December 20, 1996 (said Credit Agreement, as so amended and restated, and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Regency Health Services, Inc., a Delaware corporation ("Company") pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

                           B. Company may from time to time enter, or may from time to time have entered, into one or more Hedge Agreements (collectively, the "Lender Interest Rate Agreements") with one or more Lenders (in such capacity, collectively, "Interest Rate Exchangers").

                           C. Grantors have executed and delivered that certain Subsidiary Guaranty dated as of December 28, 1995, as amended by the Amendment and Confirmation of Subsidiary Guaranty, Subsidiary Pledge Agreement and Subsidiary Security Agreement dated as of December 20, 1996 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Guaranty") in favor of Secured Party for the benefit of Lenders and any Interest Rate Exchangers, pursuant to which Grantors have guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and the other Loan Documents and all obligations of Company under the Lender Interest Rate Agreements, including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof."

                  B.       Additional Grantors.        By execution hereof, each
of the New Subsidiaries hereby
becomes party to and a "Grantor" under the Subsidiary Security Agreement and shall be bound by the terms and provisions thereof.

                  C. Amendment to Schedule 1. Schedule 1 of the Subsidiary Security Agreement is hereby amended by adding thereto the following information:

                  52.      REGENCY-NORTH CAROLINA, INC.

                           Corporate Name:         Regency-North Carolina, Inc.

                           Trade Name(s):          Regency-North Carolina, Inc.

                           Chief Executive Office: 2742 Dow Avenue, Tustin,
                                                   California 92680
                           -----------------------

                           Jurisdiction(s) in which
                           Grantor is Doing Business:North Carolina

                  53.      REGENCY-TENNESSEE, INC.

                           Corporate Name:         Regency-Tennessee, Inc.

                           Trade Name(s):          Regency-Tennessee, Inc.

                           Chief Executive Office: 2742 Dow Avenue, Tustin,
                                                   California 92680
                           -----------------------

                           Jurisdiction(s) in which
                           Grantor is Doing Business:Tennessee

                  SECTION 3.  Confirmation.  Each  Subsidiary  Guarantor  hereby acknowledges that it has reviewed the terms and provisions of the Amended and Restated Credit Agreement, the Subsidiary Guaranty and Collateral Documents and this Amendment and Confirmation and fully understands the ramifications of this Amendment and Confirmation. Each Subsidiary Guarantor hereby confirms that the Subsidiary Guaranty and the Subsidiary Security Agreement and Subsidiary Pledge Agreement will continue to guaranty and secure, as the case may be, to the fullest extent possible the payment and performance of all "Guarantied Obligations," as defined in the Subsidiary Guaranty, and the "Secured Obligations," as defined in the Subsidiary Security Agreement and the Subsidiary Pledge Agreement, and that all such "Guarantied Obligations" and "Secured Obligations" shall include, without limitation, all Obligations (including, without limitations, all Obligations in respect of the increased Commitments) under the Amended and Restated Credit Agreement.

                  Each Subsidiary Guarantor acknowledges and agrees that the Subsidiary Guaranty and each Subsidiary Collateral Document shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the Amended and Restated Credit Amendment or this Amendment and Confirmation.

                  SECTION 4.  MISCELLANEOUS

                  A. Reference to and Effect on Subsidiary Guaranty and Collateral Documents. On and after the date hereof, each reference in the Subsidiary Guaranty, Subsidiary Pledge Agreement or Subsidiary Security Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Subsidiary Guaranty, Subsidiary Pledge Agreement or Subsidiary Security Agreement, and each reference in the other Loan Documents to the Subsidiary Guaranty, Subsidiary Pledge Agreement or Subsidiary Security Agreement, or "thereunder," "thereof" or words of like import referring to the Subsidiary Guaranty, Subsidiary Pledge Agreement or Subsidiary Security Agreement shall mean and be a reference to the Subsidiary Guaranty, Subsidiary Pledge Agreement or Subsidiary Security Agreement, as applicable, as amended and confirmed by this Amendment and Confirmation.

                  B. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment and Confirmation for any other purpose or be given any substantive effect.

                  C. Applicable Law. THIS AMENDMENT AND CONFIRMATION AND THE RIGHTS AND OBLIGATIONS OF THE
PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS
OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  D. Counterparts; Effectiveness. This Amendment and Confirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment and Confirmation shall become effective upon the execution and delivery of a counterpart hereof by Subsidiary Guarantors and upon the Closing of the Amended and Restated Credit Agreement.







                                  [Remainder of page intentionally left blank.]

                  IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Amendment and Confirmation to be duly executed and delivered by its officers thereunto duly authorized as of the date first written above.


                                    BRITANNY REHABILITATION CENTER
                                    CARMICHAEL REHABILITATION CENTER
                                    CASA DE VIDA REHABILITATION CENTER
                                    COALINGA REHABILITATION CENTER
                                    COVINA REHABILITATION CENTER
                                    EVERGREEN REHABILITATION CENTER
                                    FAIRFIELD REHABILITATION CENTER
                                    FULLERTON REHABILITATION CENTER
                                    GLENDORA REHABILITATION CENTER
                                    GRAND TERRACE REHABILITATION CENTER
                                    HARBOR VIEW REHABILITATION CENTER
                                    HERITAGE REHABILITATION CENTER
                                    HUNTINGTON BEACH CONVALESCENT HOSPITAL
                                    JACKSON REHABILITATION CENTER, INC.
                                    LINDA-MAR REHABILITATION CENTER
                                    MEADOWBROOK REHABILITATION CENTER
                                    MEADOWVIEW REHABILITATION CENTER
                                    NEWPORT BEACH REHABILITATION CENTER
                                    PARADISE REHABILITATION CENTER, INC.
                                    PASO ROBLES REHABILITATION CENTER
                                    ROSE REHABILITATION CENTER
                                    ROSEWOOD REHABILITATION CENTER, INC.
                                    SHANDIN HILLS REHABILITATION CENTER
                                    HAWTHORNE REHABILITATION CENTER
                                    STOCKTON REHABILITATION CENTER, INC.
                                    VISTA KNOLL REHABILITATION CENTER, INC.
                                    WILLOWVIEW REHABILITATION CENTER
                                    NORTH STATE HOME HEALTH CARE, INC.
                                    FIRST CLASS PHARMACY, INC.,
                                    each as Guarantor

                                    By:  _______________________
                                    Title:  Secretary of each of the above
                                            listed Subsidiaries

                                    Notice Address:  2742 Dow Avenue
                                                     Tustin, California 92680
                                             Attention: Chief Financial Officer

                                         [Signatures continued on next page]

                                    OASIS MENTAL HEALTH TREATMENT
                                       CENTER, INC.
                                    HALLMARK HEALTH SERVICES, INC.
                                    RHS MANAGEMENT CORPORATION
                                    BRASWELL ENTERPRISES, INC.
                                    SCRS & COMMUNICOLOGY, INC. OF OHIO
                                    CARE ENTERPRISES, INC.
                                    GLENVILLE HEALTH CARE CORP.
                                    CIRCLEVILLE HEALTH CARE CORP.
                                    MARION HEALTH CARE CORP.
                                    NEW LEXINGTON HEALTH CARE CORP.
                                    AMERICARE MIDWEST, INC.
                                    CARE FINANCE, INC.
                                    HEALTHCARE NETWORK
                                    AMERICARE HOME CARE, INC.
                                    AMERICARE OF WEST VIRGINIA, INC.
                                    DUNBAR HEALTH CARE CORP.
                                    PUTNAM COUNTY HEALTH CARE CORP.
                                    SALEM HEALTH CARE CORP.
                                    BECKLEY HEALTH CARE CORP.
                                    CARE ENTERPRISES WEST
                                    BREL, INC.
                                    CARE HOME HEALTH SERVICES, INC.
                                    REGENCY - NORTH CAROLINA, INC.
                                    REGENCY - TENNESSEE, INC.,
                                    each as Guarantor

                                    By:  _______________________
                                    Title:  Secretary of each of the above
                                            listed Subsidiaries

                                    Notice Address:  2742 Dow Avenue
                                                     Tustin, California 92680
                                              Attention: Chief Financial Officer

Agreed and Accepted:


NATIONSBANK OF TEXAS, N.A.,
as Guarantied Party under the
Subsidiary Guaranty and
Secured Party under the
Subsidiary Pledge Agreement and
Subsidiary Security Agreement



By: __________________________
 Title: